UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2012

ASURE SOFTWARE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

110 Wild Basin Rd., Austin, Texas 78746
(Address of principal executive offices)

512-437-2700
(Registrant’s telephone number, including area code)

N/A
(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 13, 2012, David Scoglio, the Company’s Chief Financial Officer, resigned for personal reasons in order to pursue an opportunity, as Chief Financial Officer with Strata Solar, a nationwide solar developer and solar system integrator, closer to his principal residence in North Carolina, from where he was commuting weekly to Austin, Texas. The recent acquisitions completed by the Company created additional traveling requirements to Boston, Massachusetts and Warwick, Rhode Island. Mr. Scoglio will remain as Chief Financial Officer of the Company through September 13, 2012 to assist in the transition.  The Company is conducting a search for a replacement Chief Financial Officer whose principal residence is either in the Austin, Texas metropolitan area (where the Company’s principal offices are located) or in the Boston, Massachusetts metropolitan area (where the Company’s recently acquired PeopleCube business unit is located). In the interim, between September 13, 2012 and the hiring of a new Chief Financial Officer, the duties of the Chief Financial Officer will be performed by Paul Tesluk, the Company’s Controller, and Patrick Goepel, the Company’s Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: August 17, 2012                                                       By           /s/ Patrick Goepel
Patrick Goepel, President and
Chief Executive Officer